   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 14, 1998

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               Amendment No. 1
                                       to

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             CARDINAL HEALTH, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                OHIO                                 5122                              31-0958666
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                               5555 GLENDON COURT
                               DUBLIN, OHIO 43016
                                 (614) 717-5000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                          GEORGE H. BENNETT, JR., ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             CARDINAL HEALTH, INC.
                               5555 GLENDON COURT
                               DUBLIN, OHIO 43016
                                 (614) 717-5000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 WITH COPIES TO

                DAVID A. KATZ, ESQ.                                    JOHN A. BICK, ESQ.
          WACHTELL, LIPTON, ROSEN & KATZ                              DAVIS POLK & WARDWELL
                51 WEST 52ND STREET                                   450 LEXINGTON AVENUE
              NEW YORK, NY 10019-6150                                  NEW YORK, NY 10017
                  (212) 403-1000                                         (212) 450-4000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
          TITLE OF EACH                                       PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
       CLASS OF SECURITIES              AMOUNT TO BE           OFFERING PRICE            AGGREGATE              REGISTRATION
        TO BE REGISTERED                 REGISTERED             PER SHARE(1)         OFFERING PRICE(1)             FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Common Shares, without par value    81,547,500 shares       $68.67                  $5,600,250,000          $1,556,870
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(f)(1) and 457(c) promulgated under the Securities Act of 1933, as amended, and estimated solely for purposes of calculating the registration fee, the proposed maximum aggregate offering price is $5,600,250,000, which equals the average of the high and low prices of the common stock, par value $1.00 per share ("Allegiance Common Stock"), of Allegiance Corporation ("Allegiance"), of $42.75, as reported on the New York Stock Exchange on December 8, 1998, multiplied by the total number of shares of Allegiance Common Stock (including shares issuable pursuant to the exercise of outstanding options to purchase Allegiance Common Stock or otherwise in connection with the Merger) to be canceled in the merger (the "Merger") of a subsidiary of Cardinal Health, Inc. ("Cardinal") with and into Allegiance. The proposed maximum offering price per share is equal to the proposed maximum aggregate offering price determined in the manner described in the preceding sentence divided by the maximum number of Cardinal common shares, without par value, that could be issued in the Merger based on an exchange ratio of 0.6225.


(2) Of this amount, $917,585.46 was paid in connection with the filing by Cardinal Health, Inc. on December 2, 1998 of preliminary proxy materials on
    Schedule 14A in connection with the Merger, and the balance was paid upon the filing of the Registration Statement on December 14, 1998.


                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS.

2.01   Agreement and Plan of Merger, dated as of October 8, 1998, by and among the Registrant, Boxes Merger Corp., and
       Allegiance Corporation.(1)
2.02   Stock Option Agreement, dated as of October 8, 1998, by and between the Registrant and Allegiance Corporation.(2)
2.03   Voting/Support Agreement, dated as of October 8, 1998, by
       and between the Registrant and Lester B. Knight.(2)
2.04   Voting/Support Agreement, dated as of October 8, 1998, by
       and between the Registrant and Joseph F. Damico.(2)
2.05   Amendment to Rights Agreement, dated as of October 8, 1998, by and between Allegiance Corporation and First Chicago
       Trust Company of New York.(3)
2.06   Amendment to Change in Control Agreement, dated as of
       October 8, 1998, by and among the Registrant, Allegiance
       Corporation and Lester B. Knight.(1)
2.07   Amendment to Change in Control Agreement, dated as of
       October 8, 1998, by and among the Registrant, Allegiance
       Corporation and Joseph F. Damico.(1)
3.01   Amended and Restated Articles of Incorporation of the
       Registrant, as amended.(4)
3.02   Restated Code of Regulations of the Registrant, as
       amended.(4)
4.01   Specimen Certificate for the Registrant's Class A Common
       Shares.(5)
5      Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the shares being issued.(1)
8      Opinion of Davis Polk & Wardwell as to certain tax matters.
23.01  Consent of Deloitte & Touche LLP (Cardinal).(1)
23.02  Consent of PricewaterhouseCoopers LLP (Allegiance).(1)
23.03  Consent of Ernst & Young LLP (Cardinal).(1)
23.04  Consent of PricewaterhouseCoopers LLP (Cardinal).(1)
23.05  Consent of Arthur Andersen LLP (Cardinal).(1)
23.06  Consent of Wachtell, Lipton, Rosen & Katz (included in
       Exhibit 5).
23.07  Consent of Davis Polk & Wardwell (included in Exhibit 8).
23.08  Consent of Credit Suisse First Boston Corporation.(1)
23.09  Consent of Morgan Stanley & Co. Incorporated.(1)
24     Power of Attorney.
99.01  Form of Proxy Card of the Registrant.(1)
99.02  Form of Proxy Card of Allegiance Corporation.(1)


---------------

(1) Previously filed.


(2) Included as an exhibit to the Registrant's Schedule 13D (Commission File No. 5-48909).

(3) Included as an exhibit to Amendment No. 1 to the Registration Statement on Form 8-A/A filed October 9, 1998 of Allegiance Corporation.

(4) Included as an exhibit to the Registrant's 8-K filed November 24, 1998 (Commission File No. 0-12591).

(5) Included as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and incorporated herein by reference.

(b) FINANCIAL STATEMENT SCHEDULES.

    Schedule II -- Valuation and Qualifying Accounts (incorporated by reference from the Registrant's Current Report on Form 8-K/A filed September 28,
    1998).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to the Registration Statement on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 14th day of December, 1998.

                                         CARDINAL HEALTH, INC.


                                         By:                 *
                                            -----------------------------------
                                            Robert D. Walter
                                            Chairman and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on the 14th day of December, 1998.



SIGNATURE                                           TITLE
---------                                           -----


                       *                            Chairman and Chief Executive Officer (principal
------------------------------------------------    executive officer) and Director
Robert D. Walter

                       *                            Vice President, Acting Chief Financial Officer,
------------------------------------------------    Controller and Principal Accounting Officer
Richard J. Miller

                       *                            Director
------------------------------------------------
Aleksander Erdeljan

                       *                            Director
------------------------------------------------
John F. Finn

                       *                            Director
------------------------------------------------
Robert L. Gerbig

                       *                            Director
------------------------------------------------
John F. Havens

                       *                            Director
------------------------------------------------
Regina E. Herzlinger

                       *                            Director
------------------------------------------------
John C. Kane

                       *                            Director
------------------------------------------------
J. Michael Losh

                       *                            Director
------------------------------------------------
George R. Manser

SIGNATURE                                           TITLE
---------                                           -----
                        *                           Director
------------------------------------------------
John B. McCoy

                        *                           Director
------------------------------------------------
Jerry E. Robertson

                        *                           Director
------------------------------------------------
L. Jack Van Fossen

                        *                           Director
------------------------------------------------
Melburn G. Whitmire

*By: /s/ George H. Bennett, Jr.
     -------------------------------------------
     George H. Bennett, Jr.
     Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER   EXHIBIT DESCRIPTION
-------  -------------------
2.01     Agreement and Plan of Merger, dated as of October 8, 1998, by and among the Registrant, Boxes Merger Corp., and
         Allegiance Corporation.(1)
2.02     Stock Option Agreement, dated as of October 8, 1998, by and between the Registrant and Allegiance Corporation.(2)
2.03     Voting/Support Agreement, dated as of October 8, 1998, by
         and between the Registrant and Lester B. Knight.(2)
2.04     Voting/Support Agreement, dated as of October 8, 1998, by
         and between the Registrant and Joseph F. Damico.(2)
2.05     Amendment to Rights Agreement, dated as of October 8, 1998, by and between Allegiance Corporation and First Chicago
         Trust Company of New York.(3)
2.06     Amendment to Change in Control Agreement, dated as of
         October 8, 1998, by and among the Registrant, Allegiance
         Corporation and Lester B. Knight.(1)
2.07     Amendment to Change in Control Agreement, dated as of
         October 8, 1998, by and among the Registrant, Allegiance
         Corporation and Joseph F. Damico.(1)
3.01     Amended and Restated Articles of Incorporation of the
         Registrant, as amended.(4)
3.02     Restated Code of Regulations of the Registrant, as
         amended.(4)
4.01     Specimen Certificate for the Registrant's Class A Common
         Shares.(5)
5        Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the shares being issued.(1)
8        Opinion of Davis Polk & Wardwell as to certain tax matters.
23.01    Consent of Deloitte & Touche LLP (Cardinal).(1)
23.02    Consent of PricewaterhouseCoopers LLP (Allegiance).(1)
23.03    Consent of Ernst & Young LLP (Cardinal).(1)
23.04    Consent of PricewaterhouseCoopers LLP (Cardinal).(1)
23.05    Consent of Arthur Andersen LLP (Cardinal).(1)
23.06    Consent of Wachtell, Lipton, Rosen & Katz (included in
         Exhibit 5).
23.07    Consent of Davis Polk & Wardwell (included in Exhibit 8).
23.08    Consent of Credit Suisse First Boston Corporation.(1)
23.09    Consent of Morgan Stanley & Co. Incorporated.(1)
24       Power of Attorney.
99.01    Form of Proxy Card of the Registrant.(1)
99.02    Form of Proxy Card of Allegiance Corporation.(1)



---------------
(1) Previously filed.


(2) Included as an exhibit to the Registrant's Schedule 13D (Commission File No. 5-48909).

(3) Included as an exhibit to Amendment No. 1 to the Registration Statement on Form 8-A/A filed October 9, 1998 of Allegiance Corporation.

(4) Included as an exhibit to the Registrant's 8-K filed November 24, 1998 (Commission File No. 0-12591).

(5) Included as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and incorporated herein by reference.